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An Attractive Franchise Combination

Investor Presentation
November 20, 2001

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                             \                       Conference Call Information
                              --------------------------------------------------

The senior management team of United National & Vista Bancorp will present an overview of the transaction and respond to investor questions via conference call on November 20, 2001, at 1:00 p.m. Eastern Standard Time.

Please call in at least 10 minutes prior to the start of the call.
------------------------------------------------------------------

* A taped playback of the call will be available through Monday, November 26th.

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    Dial-In Number:         (800) 937-6563

    Pass Code:              United National Bancorp Con Call

    Play-Back Number:       (800) 839-0860 Pin:  Pin: 1068
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* Will not be available until one hour after the conference call is completed.

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                             \                         Forward Looking Statement
                              --------------------------------------------------

This presentation contains forward looking statements with respect to the financial condition, results of operations and business of United National Bancorp ("UNBJ") and Vista Bancorp, Inc. ("Vista") and assuming the consummation of the transaction, a combined UNBJ and Vista, including statements relating to:
(i) the cost savings and revenue enhancements and accretion to reported and cash earnings that will be realized from the merger; and (ii) the restructuring charges expected to be incurred in connection with the merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: (i) expected cost savings from the merger cannot be fully realized or realized within the expected time; (ii) revenues following the merger are lower than expected; (iii) competitive pressure among depository institutions increase significantly; (iv) the integration of the business of UNBJ and Vista costs more, takes longer or is less successful than expected; (v) the cost of additional capital is more than expected; (vi) changes in the interest rate environment reduces interest margins; (vii) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (viii) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (ix) changes may occur in the securities market. Neither UNBJ nor Vista assume any obligation to update forward looking statements.

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Transaction Summary

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                             \                               Transaction Summary
                              --------------------------------------------------

Transaction:                            Acquisition of Vista by UNBJ

Implied Transaction Price:              $28.36 per Vista share (a)

Transaction Value:                      Approximately $151 million

Stock Component to Shareholders:        Approximately 4,656,000 shares

Cash Component to Shareholders:         Approximately $37.6 million

Cash/Stock Election:                    Cash/stock election procedure subject to
                                        proration

Consideration Mix:                      Approximately 75% stock / 25% cash

Walk-Away:                              20% absolute & 20% index decline

Accounting Treatment:                   Purchase accounting (Core deposit
                                        premium amortized over 8 years straight
                                        line)

Lock- up:                               Option to acquire 19.9% of Vista's
                                        outstanding common stock issued to
                                        United National at an option price of
                                        $21.50 per share

(a) Based on UNJB's closing price of $24.24 on
November 16, 2001.
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                             \                               Transaction Summary
                              --------------------------------------------------

Synergies:                              $6.4 million in annual cost saving
                                        (approximately 33.3% of Vista's total
                                        G&A expenses) 85% realized in 2002, 100%
                                        realized in 2003

Restructuring Charge:                   Estimated at $9.1 million after-tax
                                        ($13 million pre-tax)

Board of Directors:                     Three board seats granted to Vista out
                                        of a pro forma total of 19 UNBJ board
                                        seats

Due Diligence:                          Comprehensive due diligence completed on
                                        both sides, including credit file
                                        reviews

Required Approvals:                     Shareholder approvals from both UNBJ &
                                        Vista Normal regulatory reviews

Expected closing date:                  By April 30, 2002

Pro forma ownership:                    23.5% Vista shareholders
                                        76.5% UNBJ shareholders

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                             \                               Transaction Summary
                              --------------------------------------------------

--------------------------------------------------------------------------------

        Deal Value
        (based on UNBJ's 11/16/01 close of $24.24):       $151 Million

        Price / 12 Month Trailing EPS:                           19.6x

        Price / 2002 EPS:                                        17.2x

        Price / 2002 EPS with Synergies:                         12.0x

        Price / Book:                                           252.0%

        Price / Tangible Book:                                  253.0%

        Core Deposit Premium:                                    17.2%

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Strategic Rationale

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                             \                          A Compelling Combination
                              --------------------------------------------------

> Financial merits of an in-market transaction with strategic elements of a market expansion deal

     -    Ability to realize cost saves

     - Creation of a stronger competitor with a greater platform to deliver banking products

>    Logical geographic extension

     -    Strengthens position in Hunterdon and Warren counties in New Jersey

     -    Market entry into Pennsylvania

> Positions UNBJ as an attractive alternative to larger banks with less personal service and smaller banks without the range of product offering

>    Complementary business models

     - Increased small business and middle market lending opportunities for UNBJ

     - Enhances UNBJ's Trust and Investment Services business, adding $53.9 million in assets under management

>    Low Execution Risk

     -    UNBJ already has a significant presence within Vista's footprint

     -    Compatible business philosophy

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                             \     Unique Opportunity for Expansion into western
                              --------------------------------------------------
                                                  NJ & new Entry into eastern PA


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                             \                                   Pro Forma UNBJ:
                              --------------------------------------------------
                                  #2 in Hunterdon County and #1 in Warren County

------------------------------------------------------------------------------------------
                         County Deposit Share - Hunterdon, NJ
------------------------------------------------------------------------------------------
Rank              Holding Company               Deposits   % of List   Branches   Type
 1      FleetBoston Financial Corp.             $580,668      30.9        17      Bank
 2      Pro Forma - United National Bancorp.     270,301      14.4        11      Bank
 2      Commerce Bancorp Inc.                    248,211      13.2         6      Bank
 3      Wachovia Corp.                           212,074      11.3         9      Bank
 4      United National Bancorp                  203,979      10.8         8      Bank
 5      PNC Financial Services Group             180,906       9.6         4      Bank
 6      Unity Bancorp Inc.                       112,809       6.0         3      Bank
 7      Somerset Savings Bank, SLA                93,598       5.0         2      Thrift
 8      Hudson United Bancorp                     78,369       4.2         6      Bank
 9      Vista Bancorp Inc.                        66,322       3.5         3      Bank
10      Peapack-Gladstone Financial               39,819       2.1         2      Bank
11      Roselle Savings Bank                      25,906       1.4         1      SB
12      Sun Bancorp Inc.                          16,574       0.9         1      Bank
13      Summit Federal S&LA                       13,987       0.7         1      Thrift
14      Progress Financial Corp.                   8,304       0.4         1      Thrift
                                            ----------------------------------
        GRAND TOTAL                           $1,881,526     100.0        64
                                            ==================================
------------------------------------------------------------------------------------------

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                            County Deposit Share - Warren, NJ
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
Rank              Holding Company               Deposits   % of List   Branches   Type
 1      Pro Forma - United National Bancorp.    $536,948      35.8        12      Bank
 1      Vista Bancorp Inc.                      $352,562      23.5         7      Bank
 2      FleetBoston Financial Corp.              190,504      12.7         7      Bank
 3      United National Bancorp                  184,386      12.3         5      Bank
 4      First Hope Bank, A Nat Bk Asc.           161,228      10.8         4      Bank
 5      Wachovia Corp.                           115,735       7.7         5      Bank
 6      PNC Financial Services Group             112,961       7.5         5      Bank
 7      Hudson City MHC                          104,218       7.0         2      Bank
 8      Fulton Financial Corp.                   100,450       6.7         3      Bank
 9      Valley National Bancorp                   69,803       4.7         3      Bank
10      Washington Mutual Inc.                    45,170       3.0         1      Thrift
11      Newton Financial Corporation              22,737       1.5         2      Bank
12      Bank of New York Co.                      20,380       1.4         1      Bank
13      Summit Federal S&LA                       19,301       1.3         1      Thrift
                                            ----------------------------------
        GRAND TOTAL                           $1,499,435     100.0        46
                                            ==================================
------------------------------------------------------------------------------------------

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Source: SNL Securities, L.P.
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                             \                              Vista's Market Share
                              --------------------------------------------------
                                                        in Pennsylvania Counties

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                        County Deposit Share - Northampton, PA
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
Rank              Holding Company               Deposits   % of List   Branches   Type
 1      FleetBoston Financial Corp.             $611,396     17.60        18      Bank
 2      Wachovia Corp.                           551,247     15.87        32      Bank
 3      Fulton Financial Corp.                   492,966     14.19        16      Bank
 4      Keystone Savings Bank                    373,555     10.75         8      SB
 4      PNC Financial Services Group             294,826      8.49         8      Bank
 5      First Colonial Group Inc.                277,278      7.98        10      Bank
 6      Sovereign Bancorp Inc.                   243,662      7.02        10      Thrift
 7      Vista Bancorp Inc.                       159,478      4.59         5      Bank
 8      MNB Corporation                          134,161      3.86         6      Bank
 9      First Star Bancorp Inc.                  126,226      3.63         4      Bank
10      Patriot Bank Corp.                        77,047      2.22         4      Bank
11      Premier Bancorp Inc.                      59,963      1.73         2      Bank
12      Palm Bancorp                              23,319      0.67         2      Bank
13      Harleysville National Corp.               18,484      0.53         2      Bank
14      Allied Irish Banks                        15,245      0.44         1      Bank
15      National Penn Bancshares Inc.             14,731      0.42         1      Bank
                                            ----------------------------------
        TOTAL (1-15)                          $3,473,584    100.00       129
                                            ==================================
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

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                           County Deposit Share - Lehigh, PA
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
Rank              Holding Company               Deposits   % of List   Branches   Type
 1      Wachovia Corp.                        $1,631,376     40.52        47      Bank
 2      Keystone Savings Bank                    281,177      6.98         7      SB
 3      PNC Financial Services Group             226,360      5.62         6      Bank
 4      FleetBoston Financial Corp.              219,123      5.44        12      Bank
 5      Sovereign Bancorp Inc.                   218,175      5.42        13      Thrift
 6      Fulton Financial Corp.                   188,143      4.67         7      Bank
 7      East Penn Bank                           172,892      4.29         6      Bank
 8      American Bank                            125,047      3.11         1      Bank
 9      Semperverde Holding Company              119,565      2.97         3      Bank
10      New Tripoli Bancorp, Inc.                114,977      2.86         1      Bank
20      Vista Bancorp Inc.                        14,272      0.35         1      Bank
                                            ----------------------------------
        TOP 10                                $3,296,835     81.89       103
        TOTAL (1-22)                          $4,025,981    100.00       143
                                            ==================================
------------------------------------------------------------------------------------------

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Source: SNL Securities, L.P.
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                             \                            Financially Attractive
                              --------------------------------------------------
                                (with Straightforward, Conservative Assumptions)

> As structured, the transaction is 1.5% accretive to GAAP EPS and 5.1% accretive to cash EPS in the first full year

> Annual cost savings assumed are $6.4 million or 33.3% of Vista's non-interest expenses with 85% realized in 2002 and 100% realized in 2003.

>    Attractive Financing Structure

     - Contemplated issuance of $30 million of trust preferred securities in a low rate environment (i.e. tier 1 capital) significantly increasing shareholder value

> No revenue enhancements have been assumed, but many opportunities have been identified

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                             \        Enhanced Financial Scale Creates a Leading
                              --------------------------------------------------
                                                                         NJ Bank

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       Financials as of 09/30/01                             Pro Forma
       ($000's)                                               Company
                                                              -------

       Assets                                               $2,740,588

       Gross Loans                                          $1,604,148

       Deposits                                             $2,021,758

       Equity(a)                                              $281,868

       Trust Assets
       Under Management                                       $703,900

       2002 Est. Net Income
       (with 85% of synergies)                                 $36,160

       Market Capitalization (b)                              $483,000

--------------------------------------------------------------------------------

----------------------------------
(a)  Estimated at time of closing

(b) Based on pro forma shares outstanding and UNBJ's price of $24.24 as of November 16, 2001.

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                             \                   An Attractive and Complementary
                              --------------------------------------------------
                                                                  Loan Portfolio

-----------------------------------------------------------------------------------------------------------
                                                                                    -----------------------
                                         United
                                        National      % of       Vista       % of                    % of
                                         Bancorp      Total     Bancorp      Total    Pro Forma      Total
($000's)
Commercial and Industrial                $312,846     26.7%      $31,153      7.2%     $343,999      21.4%
Real Estate:
   Construction & land development         60,952      5.2%          662      0.2%       61,614       3.8%
   1-4 family residential                 347,616     29.6%      118,402     27.5%      466,018      29.1%
   Commercial mortgages                   177,222     15.1%      147,127     34.1%      324,349      20.2%
   Other                                      730      0.1%        2,062      0.5%        2,792       0.2%

Consumer                                  273,966     23.3%      131,410     30.5%      405,376      25.3%
                                       ----------             ----------             ----------

Total Loans                            $1,173,332               $430,816             $1,604,148
                                       ==========             ==========             ==========
                                                                                    -----------------------
-----------------------------------------------------------------------------------------------------------

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Note: Data as of 9/30/01

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                             \                     Strong, Low-Cost Deposit Base
                              --------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                    -----------------------
                                    United
                                   National        % of       Vista         % of                     % of
                                    Bancorp        Total     Bancorp        Total     Pro Forma      Total
($000's)
Non-Interest Bearing Deposits       $251,222       17.5%      $25,786        4.4%      $277,008      13.7%

Money Market & Savings               545,205       38.0%      296,543       50.5%       841,748      41.6%

Time Deposits
($100,000 and Over)                  195,951       13.7%       51,996        8.9%       247,947      12.3%

Other Time Deposits                  442,349       30.8%      212,706       36.2%       655,055      32.4%
                                  ----------               ----------                ----------

Total Deposits                    $1,434,727                 $587,031                $2,021,758
                                  ==========               ==========                ==========
                                                                                    -----------------------
------------------------------------------------------------------------------------------------------------

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Note: Data as of 9/30/01

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Financial Impact

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                             \      Pro Forma Impact Based on Earnings Estimates
                              --------------------------------------------------

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                                                       2002         2003
                                                     --------     --------
($ in Millions except per share amounts)
UNBJ Net Income                                         $27.7        $29.9
Vista Net Income                                          8.8          9.6
                                                     --------     --------

Combined Earnings                                       $36.5        $39.5

Cost Savings (after-tax)                                  3.3          3.8
Net Cost of Financing                                    (1.8)        (1.8)
New CDI Intangible Amortization                          (1.4)        (1.4)
Amort. of Write-up in AFS Securities                     (0.4)        (0.4)
                                                     --------     --------

Pro Forma Earnings                                      $36.2        $39.7
                                                     ========     ========

--------------------------------------------------------------------------------
Pro Forma Cash Earnings                                 $38.9        $42.4
Pro Forma GAAP Earnings                                 $36.2        $39.7
--------------------------------------------------------------------------------

Average Diluted Shares Outstanding                       19.9         19.9

Pro Forma GAAP EPS                                       $1.82        $2.00

--------------------------------------------------------------------------------
Cash EPS Accretion/(Dilution)                             2.4%         3.9%
GAAP EPS Accretion/(Dilution)                             0.0%         1.5%
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* Includes estimated merger related charge.

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                             \               Strong Pro Forma Financial Position
                              --------------------------------------------------

--------------------------------------------------------------------------------
                                                               ---------------
                                     At Sept. 30, 2001
(000's)                          ----------------------------     Pro Forma
Balance Sheet Items:                 UNBJ           Vista        at Close (a)
                                 ------------    ------------    ------------
Assets                            $1,943,624        $698,772      $2,740,588
Loans                              1,173,332         430,816       1,604,148
Intangible Assets                      5,590             344         111,550
Deposits                           1,434,727         587,031       2,021,758
Equity                               160,531          59,662         281,868
Loan Loss Reserve                     12,325           6,437          20,762
Capital Securities                    20,000               0          50,000
Capital Ratios:
Equity/Assets                           8.26%           8.54%          10.28%
Tang. Equity/Assets                     7.99%           8.49%           6.48%
Asset quality Ratios (b)
NPAs/Loans + OREO                       0.45%           0.77%           0.53%
Loan Loss Reserve/NPL's               242.67%         239.12%         267.17%
Loan Loss Reserve/Loans                 1.05%           1.49%           1.29%
                                                               ---------------
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(a)  Balance sheet data as of September 30, 2001 as adjusted to include the impact of one-time charges and other purchase accounting adjustments including the stock consideration issued to Vista. Equity is estimated as of March 31, 2002.

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Summary

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                            ----------------------------------------------------
                             \                                           Summary
                              --------------------------------------------------

>    Creation of a stronger competitor in familiar markets

>    Excellent entry opportunity into Eastern Pennsylvania markets

>    Immediately accretive to both new GAAP and cash EPS

>    Similar cultures and community banking operating models

>    Complementary business lines

>    Effective use of capital

>    Low execution risk

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                             \                     Estimated Annual Cost Savings
                              --------------------------------------------------

--------------------------------------------------------------------------------

        ($000's)

        Personnel Expense                                       $4,500

        Net Occupancy Expense                                     $750

        Other Non-Interest Expense                              $1,150
                                                             ---------

        Total Non-Interest Expense                              $6,400
                                                             =========

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                             \                              Transaction Expenses
                              --------------------------------------------------

--------------------------------------------------------------------------------

        ($000's)

        Severance                                               $3,200

        Professional Fees                                       $2,250

        Facilities Closing Costs                                $1,150

        Equipment Lease                                         $1,000

        Additional Loan Loss Provision                          $1,183

        Other                                                     $300
                                                             ---------

        Total One-time After-tax Expenses                       $9,083
                                                             =========

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